UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/10/2006

A.D.A.M., Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26962

Georgia	58-1878070
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1600 Riveredge Parkway, Suite 800, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

770-980-0888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 10, 2006, A.D.A.M., Inc. (the "Company") hired Mark B. Adams as its Chief Financial Officer. A description of the compensation payable to Mr. Adams in connection with his employment is contained in Item 5.02 below and such description is incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 10, 2006, the Company hired Mark B. Adams as its Chief Financial Officer. Mr. Adams has more than 20 years of experience working for both private and publicly held companies in the technology industry. From September 2003 to June 2005, he served as Chief Financial Officer of Miller Zell, a mid-market design and illustration firm. From December 2000 to September 2003, Mr. Adams served as the Chief Financial Officer for Micron Optics and prior to that, he served as Chief Financial Officer for Melita International, where he guided the company through its initial public offering. Mr. Adams began his career at Arthur Andersen. There are no family relationships between Mr. Adams and any director or executive officer of the Company. Excluding his employment, there are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Adams has any direct or indirect material interest.

Mr. Adams will be employed until his employment is terminated in accordance with the Agreement. Mr. Adams will be paid a salary of $175,000 per calendar year. Mr. Adams will also receive a target annual bonus, for the year ending December 31, 2006, of $25,000, that will be based on the relative performance of the Company's quarterly 2006 operating goals, revenue and EBITDA, in accordance with objectives established by the Chief Executive Officer and/or the Board of Directors. The bonus shall be equally weighted between revenue achievement and EBITDA achievement. The Board shall determine, in its good faith sole discretion, the extent to which the objectives have been met. For the year ending December 31, 2007, Mr. Adams' target annual bonus will be 40% of the then current annualized based salary. The bonus for 2007 and thereafter shall be based on a specific incentive plan to be determined by the Company's Board of Directors, in its good faith sole direction, that may include a combination of cash payments or stock consideration in the form of options or restricted shares such that the total combination of bonus amounts paid under the incentive plan shall not exceed 40% of Mr. Adams' current annualized salary.

Mr. Adams has the right to participate in any and all employee benefit programs established or maintained by the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., Inc.

Date: April 14, 2006	By:	/s/ Kevin S. Noland
Kevin S. Noland
President and Chief Executive Officer